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EXHIBIT 11.  COMPUTATION RE EARNINGS PER SHARE
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                                 ------------------------------------------------------------------------------------
                                                                 Three Months Ended,
                                 ------------------------------------------------------------------------------------
                                             March 31, 1998                              March 31, 1997
                                 ----------------------------------------     --------------------------------------
                                                 Weighted        Per                        Weighted        Per
                                                 Average        Share                        Average       Share
                                    Income        Shares       Amount           Income       Shares       Amount
                                 ------------- ------------- ------------     ----------- ------------- -------------
BASIC EARNINGS PER
   COMMON SHARE
Income available to
   common shareholders                 $1,922         6,387        $0.30       $2,054          6,393          $0.32
                                                             ============                                ===========

EFFECT OF DILUTIVE SHARES
Options issued to
   management                               -            75                            -             74
                                 ------------- -------------                  ----------- --------------

DILUTED EARNINGS PER
   COMMON SHARE                        $1,922         6,462        $0.30       $2,054          6,467          $0.32
                                 ============= ============= ============     =========== ============== ============

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